POWER OF ATTORNEY



           By this Power of Attorney, each of the undersigned hereby appoints Andrew M. Weller and Kenneth M. Tallering, and each of them, with full power of substitution and resubstitution, to be each of the undersigned's true and lawful attorney-in-fact for the undersigned and, on behalf of the undersigned, to execute, and to take all action necessary to file, on behalf of the undersigned, any Statement on Schedule 13D (together with amendments thereto) or any related document with governmental entities as required by the federal securities laws.


                                     /s/ Thomas M. Begel
                                     ------------------------------
                                         Thomas M. Begel


                                     /s/ Timothy A. Masek
                                     ------------------------------
                                         Timothy A. Masek


                                     /s/ Camillo M. Santomero III
                                     ------------------------------
                                         Camillo M. Santomero III


                                     /s/ Kenneth M. Tallering
                                      -----------------------------
                                         Kenneth M. Tallering


                                     /s/ Andrew M. Weller
                                      -----------------------------
                                         Andrew M. Weller